UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2010

Celera Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34116	26-2028576
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 Harbor Bay Parkway

Alameda, California 94502

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 749-4200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2010, the Compensation Committee of the Board of Directors of Celera Corporation (the “Company”) approved the grant of restricted stock units (“RSUs”) to be made effective December 1, 2010 to the following named executive officers in the following amounts pursuant to the restricted stock unit agreement attached as Exhibit 10.1 to this Current Report on Form 8-K: Kathy Ordoñez – 66,000; Thomas White – 16,672; Scott Milsten – 32,000; and Michael Zoccoli – 16,672. The RSUs will vest ratably over four years from the date of grant, and will vest in full upon a change in control of the Company or the sale of the subsidiary, division or other business unit (as determined by the Compensation Committee) at which the executive is employed, or if the executive’s employment is terminated due to death or disability. The above-referenced grants were part of an all employee grant approved by the Compensation Committee.

In addition, the Company has amended and restated the Celera Corporation Executive Change in Control Policy (the “Policy”) into the Celera Corporation Executive Change in Control Plan (the “CIC Plan”), effective December 1, 2010. The CIC Plan retains the same structure provided by the Policy, in that there must be both a change in control and an involuntary termination of employment (either without cause or for “good reason”) prior to the receipt of any severance benefits. No changes were made to the employees eligible to participate in the CIC Plan (though they are now also identified by title instead of solely by pay grade under the Policy) or the amount of the severance benefits an executive is eligible to receive.

The CIC Plan differs from the Policy in certain respects, including changes regarding plan administration and the following:

•	the definition of “change in control” under the CIC Plan includes the sale of the subsidiary, division or business unit at which an employee is employed;

•	the definition of “good reason” termination under the CIC Plan was conformed to the safe harbor definition under Section 409A of the Internal Revenue Code;

•	the CIC Plan eliminates a 30 day notice of termination provision contained in the Policy; and

•

the CIC Plan contains a provision that allows an executive’s severance to be reduced if he or she were to have an excess parachute payment under Section 280G of the Internal Revenue Code and be subject to excise taxes under Section 4999 of the Internal Revenue Code, but only if the amount of the reduction in severance would put the executive in a better economic position than receiving the payments and paying taxes, including any excise taxes thereon.

The foregoing description of the CIC Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the CIC Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement
10.2	Celera Corporation Executive Change in Control Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELERA CORPORATION

Date: November 29, 2010	By:	/s/ Scott Milsten
Scott Milsten
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Award Agreement
10.2	Celera Corporation Executive Change in Control Plan